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                                                                Exhibit 10.2
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                               CREDIT AGREEMENT

                           Dated as of May 6, 1994

                                   between

                        DREYER'S GRAND ICE CREAM, INC.

                                     and

                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION












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                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is entered into as of May 6, 1994, between Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), and Bank of America National Trust and Savings Association (the "Bank").

         WHEREAS, the Bank has agreed to make available to the Company a non-revolving credit facility upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

                 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                 "Agreement" means this Credit Agreement.

                 "Applicable Margin" means 0.75% with respect to Same Day Rate Loans and 0.00% with respect to Base Rate Loans.

                 "Assignee" has the meaning specified in subsection 9.08(a).

                 "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                 "Bank" has the meaning specified in the introductory clause hereto.

                 "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                 "Base Rate" means, for any day, the higher of (a) 0.50% per annum above the latest Federal Funds Rate, or (b) the rate of interest in effect for such day as publicly announced from time to time by the Bank in San Francisco, California, as its "reference rate." (The reference rate is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as





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         a reference point for pricing some loans, which may be price at, above, or below such announced rate.) Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

                 "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

                 "Borrowing" means a borrowing hereunder consisting of a Loan of a single Type made to the Company on a given day by the Bank under
         Article II.

                 "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized or required by law to close.

                 "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of the Bank or of any corporation controlling the Bank.

                 "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by the Bank.

                 "Commitment", as to the Bank, has the meaning specified in
         Section 2.01.

                 "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound and, as to the Company, includes any provision under the Nestle Agreement.

                 "Conversion/Continuation Date" means any date on which, under
         Section 2.04, the Company (a) converts a Loan of one Type to another Type, or (b) continues as a Loan of the same Type, but with a new Interest Period, a Loan having an Interest Period expiring on such date.

                 "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                 "Event of Default" means any of the events or circumstances specified in Section 8.01.





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                 "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York, New York time) on that day by each of three leading brokers of Federal funds transactions in New York, New York selected by the Bank.

                 "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                 "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder, in all cases as amended from time to time.

                 "Indemnified Liabilities" has the meaning specified in Section 9.05.

                 "Indemnified Person" has the meaning specified in Section 9.05.

                 "Interest Period" means, as to each Same Day Rate Loan, the period commencing on the Borrowing Date of such Loan to the next Business Day;provided that no Interest Period shall extend beyond the Termination Date.

                 "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.





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                 "Loan" means an extension of credit by the Bank to the Company under Article II, or any portion thereof remaining after or resulting from any conversion of Loans under Section 2.04, and may be a Base
         Rate Loan or a Same Day Rate Loan (each, a "Type" of Loan).

                 "Loan Documents" means this Agreement and all other documents delivered to the Bank in connection herewith.

                 "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                 "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

                 "Nestle Agreement" means the Stock and Warrant Purchase Agreement by and between the Company and Nestle Holdings, Inc. as the Purchaser dated May 6, 1994, together with all of its Exhibits and Schedules, in the form delivered to the Bank on May 6, 1994.

                 "Nestle Closing" means the date on which the Company delivers certificates for "Shares" and "Warrants" to Nestle Holdings, Inc. and the Company receives the "Share Purchase Price" and the "Warrant Purchase Price" from Nestle Holdings, Inc. as set forth in the Nestle Agreement (as such terms are defined in the Nestle Agreement).

                 "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

                 "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                 "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to the Bank, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                 "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                 "Participant" has the meaning specified in subsection 9.08(b).





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                 "Person" means an individual, partnership, corporation,
         business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                 "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                 "Same Day Rate" means the rate specified by the Bank to the Company prior to the making of the Same Day Rate Loan to which such rate will apply, and agreed to by the Company.

                 "Same Day Rate Loan" means a Loan that bears interest at the Same Day Rate.

                 "Termination Date" means the earliest to occur of:

                          (a) The date that is 60 days after the date of this Agreement;

                          (b) The date on which the Commitment terminates in accordance with the provisions of this Agreement;

                          (c)  The date on which the Nestle Closing occurs;

                          (d) The date the aggregate of the Share Purchase Price and the Warrant Purchase Price (as such terms are defined in the Nestle Agreement) is less than $100,000,000; and

                          (d) The date the Nestle Agreement is terminated or ceases to be in effect for any reason.

                 "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                 "Type" has the meaning specified in the definition of "Loan."

         1.02 Other Interpretive Provisions. (a) The meanings of defined terms are





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equally applicable to the singular and plural forms of the defined terms.

                 (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                 (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and the other Loan Documents are the result of negotiations among and has been reviewed by counsel to the Bank and the Company, and are the products of both parties. Accordingly, they shall not be construed against the Bank merely because of the Bank's involvement in their preparation.

         1.03 Accounting Principles and Periods. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                   ARTICLE II

                                   THE CREDIT

         2.01 Amount and Terms of Commitment. The Bank agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed $100,000,000 (such amount, as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 9.08, the "Commitment"). The credit granted under this Agreement is not a revolving credit and the Company may not borrow sums paid or prepaid.

         2.02 Loan Accounts.  The Loans made by the Bank shall be evidenced by





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one or more loan accounts or records maintained by the Bank in the ordinary course of business. The loan accounts or records maintained by the Bank shall be conclusive absent manifest error of the amount of the Loans made by the Bank to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

         2.03 Procedure for Borrowing. Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Bank in the form of a Notice of Borrowing (which notice must be received by the Bank prior to 9:00 a.m. (San Francisco, California time) on the requested Borrowing Date, specifying: (i) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof;
(ii) the requested Borrowing Date, which shall be a Business Day; and (iii) the Type of Loans comprising the Borrowing.

         2.04 Conversion and Continuation Elections.

                 (a) The Company may, upon irrevocable written notice to the Bank in accordance with subsection 2.04(b):

                          (1) Elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Same Day Rate Loans to convert any such Loans (or any part thereof in an amount not less than $1,000,000 or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

                          (2) Elect, as of the last day of the applicable Interest Period, to continue any Loan having an Interest Period expiring on such day (or any part thereof in an amount not less than $1,000,000 or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of any Same Day Rate
Loan is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Same Day Rate Loan shall automatically convert into a Base Rate Loan, and on and after such date the right of the Company to continue such Loan as, and convert such Loan into, a Same Day Rate Loan shall terminate.

                 (b)  The Company shall deliver a Notice of
Conversion/Continuation to be received by the Bank not later than 9:00 a.m. (San Francisco, California time) on the Conversion/Continuation Date, if any Loan is to be converted into or continued as a Same Day Rate Loan or is to be converted into a Base Rate Loan, specifying:

                 (A)  The proposed Conversion/Continuation Date;

                 (B)  The amount of the Loan to be converted or continued; and

                 (C) The Type of Loan resulting from the proposed conversion or continuation.





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                 (c)  If upon the expiration of any Interest Period applicable to any Same Day Rate Loan the Company has failed to select timely a new Interest Period to be applicable to such Loan, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Loan into a Base Rate Loan effective as of the expiration date of such Interest Period.

                 (d) Unless the Bank otherwise agrees in writing, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as a Same Day Rate Loan.

         2.05 Voluntary Termination or Reduction of Commitment. The Company may, upon not less than five Business Days' prior notice to the Bank, terminate the Commitment, or permanently reduce the Commitment by an aggregate minimum amount of $1,000,000; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the Commitment then in effect. Once reduced in accordance with this Section, the Commitment may not be increased. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitment, shall be paid on the effective date of such reduction or termination.

         2.06 Prepayments. Subject to Section 3.03, the Company may, at any time or from time to time, upon not less than three Business Days' irrevocable notice to the Bank, prepay Loans in whole or in part in an amount not less than $1,000,000. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.03.

         2.07 Repayment. The Company shall repay to the Bank on the Termination Date the principal amount of Loans outstanding on such date.

         2.08 Interest.

                 (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate or the Same Day Rate, as the case may be plus the Applicable Margin.

                 (b) Interest on each Same Day Rate Loan shall be paid in arrears on the last day of each Interest Period for such Loan and on the date such Loan is paid. Interest on each Base Rate Loan shall be paid in arrears on the Termination Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Bank.

                 (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as





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before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans; provided, however, that, on and after the expiration of any Interest Period applicable to any Same Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

         2.09 Commitment Fee. The Company shall pay to the Bank a commitment fee on the average daily unused portion of the Commitment, computed from the Closing Date through the Termination Date, based upon the daily utilization for such period as calculated by the Bank, equal to 0.375% per annum. Such commitment fee shall be due and payable on the Termination Date. The commitment fee provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

         2.10 Upfront Fee. The Company shall pay to the Bank an upfront fee of $150,000 on the day the Company executes this Agreement.

         2.11 Computation of Fees and Interest. All computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Each determination of an interest rate by the Bank shall be conclusive and binding on the Company in the absence of manifest error.

         2.12 Payments by the Company. All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Bank at the address from time to time specified by the Bank for such purpose, and shall be made in dollars and in immediately available funds, no later than 3:00 p.m. (San Francisco, California time) on the date specified herein. Any payment received by the Bank later than 3:00 p.m. (San Francisco, California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.


                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 Taxes. If any payments to the Bank under this Agreement are made from outside the United States, the Company will not deduct any foreign taxes from any payments it makes to the Bank. If any such taxes are imposed on any





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payments made by the Company (including payments under this Section), the
Company will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. The Company will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date.

         3.02 Increased Costs and Reduction of Return.

                 (a) If the Bank determines that, due to either (1) the introduction of or any change in or in the interpretation of any law or regulation or (2) the compliance by the Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any Same Date Rate Loan, then the Company shall be liable for, and shall from time to time, upon demand, pay to the Bank, additional amounts as are sufficient to compensate the Bank for such increased costs.

                 (b) If the Bank shall have determined that (1) the introduction of any Capital Adequacy Regulation, (2) any change in any Capital Adequacy Regulation, (3) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (4) compliance by the Bank (or any applicable lending office of the Bank) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of the Bank to the Company, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         3.03 Funding Losses. The Company shall reimburse the Bank and hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of: (a) the failure of the Company to make on a timely basis any payment of principal of any Same Day Rate Loan; (b) the failure of the Company to borrow, continue, or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation; (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06; (d) the prepayment or other payment (including after acceleration thereof) of a Same Day Rate Loan on a day that is not the last day of the relevant Interest Period; or (e) the automatic conversion under Section 2.04 of any Same Day Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Same Day Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.





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         3.04 Inability to Determine Rates.  If the Bank determines that for any reason adequate and reasonable means do not exist for determining the Same Day Rate for any requested Interest Period with respect to a proposed Same Day Rate Loan, or that the Same Day Rate with respect to a proposed Same Day Rate Loan does not adequately and fairly reflect the cost to the Bank of funding such Loan, the Bank will promptly so notify the Company. Thereafter, the obligation of the Bank to make or maintain Same Day Rate Loans hereunder shall be suspended until the Bank revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Bank shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Same Day Rate Loans.

         3.05 Survival.  The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.01 Conditions of Initial Loan. The obligation of the Bank to make the initial Loan hereunder is subject to the condition that the Bank have received on or before the Closing Date all of the following, in form and substance satisfactory to the Bank:

(a)  Credit Agreement.  This Agreement executed by the Company.

                 (b)  Resolutions; Incumbency.

                          (1)  Copies of the resolutions of the board of
directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary of the Company; and

                          (2)  A certificate of the Secretary of the Company,
dated as of the Closing Date, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder.

                 (c) Opinion of Counsel. An opinion of Manwell & Milton, counsel for the Company, dated as of the Closing Date, substantially in the form of Exhibit C;

                 (d) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Bank to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Bank's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Bank); including any such costs, fees and expenses arising under or referenced in Sections 2.09, 2.10 and 9.04.

                 (e) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                          (1)  The representations and warranties contained in
Article V are true and correct on and as of such date, as though made on and as of such date;

                          (2)  No Default or Event of Default exists or would
result from the execution and delivery of this Agreement; and

                          (3)  There has occurred since December 25, 1993, no
event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (f) Nestle Agreement. Copies of the Nestle Agreement and all instruments, documents, and other agreements relating to the Nestle Agreement, certified as true and complete by the Company and in the versions to be executed.

                 (g) Public Announcement of the Nestle Agreement. A certificate from a Responsible Officer of the Company certifying that the Nestle Agreement has been publicly announced.

                 (h) Other Documents. Such other approvals, opinions, documents or materials as the Bank may request.

         4.02 Conditions to All Loans. The obligation of the Bank to make any Loan (including the initial Loan) or to continue or convert any Loan is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date:

                 (a) Notice of Borrowing. The Bank shall have received a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

                 (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date or Conversion/ Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

                 (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion;

                 (d) Initial Waiting Period under HSR. With respect to each Loan made, continued, or converted five days after the date of this Agreement:

                          (1) The Company and Nestle Holdings, Inc. shall have filed completed Notification and Report Forms under and as required by HSR;

                          (2) The initial 30 day waiting period under HSR with respect to the transactions contemplated by the Nestle Agreement shall not have been extended;

                           (3) No Governmental Authority shall have taken any action to enjoin or delay the consummation of the transactions contemplated by the Nestle Agreement.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in Section
4.02 are satisfied.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Bank that:

         5.01 Corporate Existence and Power.  Each of the Company and its
Subsidiaries:

                 (a) Is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) Has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                 (c) Is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                 (d)  Is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, each other Loan Document to which the Company is party, the Nestle Agreement, and the Company's purchase and retirement of its own stock have been duly authorized by all necessary corporate action, and do not and will not:

                 (a) Contravene the terms of any of the Company's Organization Documents;

                 (b) Except as set forth in Schedule 5.02, conflict with or result in any breach or contravention of, or the creation of any lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

                 (c)  Violate any Requirement of Law.

         5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

         5.04 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to the Nestle Agreement or the purchase by the Company of its common stock, this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or
(b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Nestle Agreement, this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

         5.07 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
6.06. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. The Company shall, immediately after each purchase of its common stock, immediately retire all such purchased common stock.

         5.08 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no liens, other than those previously disclosed to the Bank in writing.

         5.09 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.10 Financial Condition.

                 (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 25, 1993 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

                          (1)  Were prepared in accordance with GAAP
         consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                          (2) Fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                          (3) Show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and contingent obligations of every kind or nature.

                 (b) Since December 25, 1993 there has been no Material Adverse Effect.

         5.11 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur any indebtedness or other obligation of any kind or nature.

         5.12 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         5.13 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
5.13 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.13.

         5.14 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Bank prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         5.15 Nestle Agreement.

                 (a)  There are no changes to the Nestle Agreement;

                 (b)  The Nestle Agreement is in full force and effect;

                 (c) All representations and warranties of the Company and, to the Company's knowledge, all representations and warranties of Nestle Holdings, Inc. contained in the Nestle Agreement are true and correct;

                 (d) The Company and, to the Company's knowledge, Nestle Holdings, Inc. are in compliance with their respective obligations under the Nestle Agreement; and

                 (e) All conditions to the Nestle Closing (other than the condition set forth in Section 1.4(c)(i) of the Nestle Agreement) would be met as of the date this representation is made or deemed made except for:

                          (1) The condition set forth in Section 1.4(a)(ii) of the Nestle Agreement;

                          (2) The execution and delivery at the Nestle Closing of those documents, in the form attached to the Nestle Agreement (in those instances where such documents are so attached), described in Sections 1.4(b)(vi) through 1.4(b)(xii) and Sections 1.4(c)(iv) through 1.4(c)(vi) of the Nestle Agreement.

                                   ARTICLE VI

                                   COVENANTS

         So long as the Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

         6.01 Nestle Agreement.

                 (a) The Company shall deliver promptly to the Bank, copies of all material communications received and sent by the Company or of which the Company is aware, in connection with the Nestle Agreement and any transaction contemplated by the Nestle Agreement, including but not limited to communications from the Federal Trade Commission and the Department of Justice relating to the foregoing.

                 (b) The Company shall not enter into or agree to any amendment, waiver, or other modification to the Nestle Agreement without the prior written consent of the Bank. The Bank agrees to give such consent unless, in the sole opinion of the Bank, such modification will have a material adverse effect to the interests of the Bank under this Agreement. The Bank shall notify the Company whether or not it consents to the proposed modification not later than three Business Days after the Bank receives notice from the Company of the proposed modification together with all details necessary to enable the Bank to decide whether or not to give its consent. Failure by the Bank to so notify the Company shall be deemed a decision by the Bank not to grant the requested consent.

                 (c) The Company shall deliver to the Bank as soon as available:

                          (1) And in any event, within five Business Days after the date of this Agreement, a copy of the Nestle Agreement in the form executed, certified by the Company to be true and complete and as executed by all the parties thereto. The Nestle Agreement shall contain all Exhibits, Schedules, and other attachments thereto, each in the form which will be executed by the party or parties designated therein; and

                          (2) In any event, within five Business Days after the Nestle Closing:

                                  (A)  A copy of each of the agreements,
                 instruments, and documents (other than the Nestle Agreement), set forth in Section 4.01(f), certified by the Company to be true and complete and as executed by the party or parties designated therein;

                                  (B) A copy of each of the resolutions passed by the Board of Directors of Nestle Holdings, Inc. certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of the Nestle Agreement, and all instruments, documents, and other agreements relating to the Nestle Agreement; and

                                  (C)  The certificate of the Secretary of
                 Nestle Holdings, Inc. certifying the names and true signatures of the officers of Nestle Holdings, Inc. authorized to execute and deliver the Nestle Agreement.

The copies of the agreements, instruments, documents, resolutions, and certificates to be delivered under this subsection shall be delivered with a certificate (executed by a Responsible Officer of the Company) representing and warranting that such agreements, instruments, and documents are substantially identical to those delivered pursuant to Section 4.01(f).

         6.02 Information. The Company shall furnish to the Bank promptly such information regarding the Nestle Agreement, business, financial or corporate affairs of the Company or any Subsidiary as the Bank may from time to time request.

         6.03 Notices.  The Company shall promptly notify the Bank:

                 (a) Of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                 (b) Of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable environmental laws; or (iv) any of the foregoing with respect to the Nestle Agreement.

                 Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         6.04 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a lien upon its property; and (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such indebtedness.

         6.05 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         6.06 Use of Proceeds. The Company shall use the proceeds of the Loans to purchase its own common stock on the open market, which common stock shall be immediately retired, and each purchase shall be in full compliance with all Requirements of Law.


                                  ARTICLE VII

                 NO DIRECT OR INDIRECT SECURITY IN MARGIN STOCK

         7.01 No Direct of Indirect Security in Margin Stock. The Bank and the Company declare and agree that the credit granted under this Agreement is not secured, directly or indirectly, by any Margin Stock and to that end, the Bank hereby waives with respect to the credit granted under this Agreement:

                 (a) Any right or arrangement it may now or hereafter have with the Company whereby the Bank may in any way restrict the Company's right or ability to sell, pledge or otherwise dispose of Margin Stock owned by the Company;

                 (b) Any right or arrangement the Bank may have to accelerate the credit extended under this Agreement by reason of the Company's exercise of its right or ability to sell, pledge, or otherwise dispose of Margin Stock owned by the Company, which exercise is a breach or default under another credit to the Company to which the Bank, or any of its Affiliates, is a party; and

                 (c) Any security interest it may now or hereafter have in Margin Stock to the extent such security interest secures the credit granted under this Agreement because of an "other indebtedness" clause or a similar grant of security interest securing the Company's obligations generally without specifically stating that the credit granted under this Agreement is secured by such security interest.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

         8.01 Event of Default. Any of the following shall constitute an "Event of Default":

                 (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                 (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                 (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Sections 6.01 and 6.06;

                 (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Bank; or

                 (e) Cross-Default. The Company or any Subsidiary (i) fails to make any payment in respect of any indebtedness or contingent obligation or other obligation of any kind or nature having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (ii) subject to the provisions of
Article VII of this Agreement, fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such indebtedness or contingent obligation or other obligation of any kind or nature, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such indebtedness or other obligation of any kind or nature (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such indebtedness or other obligation to be declared to be due and payable prior to its stated maturity, or such contingent obligation of every kind or nature to become payable or cash collateral in respect thereof to be demanded; or

                 (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                 (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the

Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                 (h) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

                 (i) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (j) Change of Control. (i) Any person, who is not as of the date of this Agreement, a member of the Company's Board of Directors, acquires beneficial ownership of 33 1/3% or more of the combined voting power of the Company's outstanding securities, (ii) a change occurs in the composition of majority membership of the Company's Board of Directors over any two year period, (iii) a change of ownership of the Company's stock occurs such that the Company becomes subject to the delisting of its common stock from the NASDAQ National Market System, (iv) the Company's Board of Directors approves the sale of all or substantially all of the assets of the Company, or (v) the Company's Board of Directors approves any merger, consolidation, issuance of securities, or purchase of assets, the result of which would be the occurrence of any event described in clause (i), (ii), or (iii) of this subsection; or

                 (k)  Adverse Change.  There occurs a Material Adverse Effect.

         8.02 Remedies. If any Event of Default occurs, the Bank may: (a) declare the commitment of the Bank to make Loans to be terminated, whereupon such commitment shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and (c) exercise all rights and remedies available to it under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.01 (in the case of clause
(i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of the Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Bank.

         8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE IX

                                 MISCELLANEOUS

         9.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Bank and the Company, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.02 Notices.

                 (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the signature page hereof with respect to such Person, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, telecopied or delivered, to the address or facsimile number specified for notices on the signature page hereof with respect to such Person; or, as directed to the Company or the Bank, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Bank.

                 (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II shall not be effective until actually received by the Bank.

                 (c) Any agreement of the Bank herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Bank shall not have any liability to the Company or other Person on account of any action taken or not taken by the Bank in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

         9.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         9.04 Costs and Expenses. The Company shall, whether or not the transactions contemplated hereby are consummated, pay or reimburse the Bank within five Business Days after demand (subject to subsection 4.01(d)) for all costs and expenses (including Attorney Costs) incurred by the Bank in connection with (a) the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, and (b) the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         9.05 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Bank and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         9.06 Payments Set Aside. To the extent that the Company makes a payment to the Bank, or the Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

         9.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

         9.08 Assignments, Participations, etc.

                 (a) The Bank may at any time, with the prior consent of the Company (other than any time after acceleration of the Loans), which consent shall not be unreasonably withheld, assign and delegate to one or more commercial banks (each an "Assignee") all, or any part of all, of the Loans, the Commitment and the other rights and obligations of the Bank hereunder, in a minimum amount of $1,000,000; provided, however, that the Company may continue to deal solely and directly with the Bank in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company by the Bank and the Assignee.

                 (b) The Bank may at any time, without notice to or consent of the Company, sell to one or more commercial banks or other Persons (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents.

                 (c) The Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company under this Agreement, and neither the Bank nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that the Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of the Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Bank or its Affiliates may be party, (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (F) to the Bank's independent auditors and other professional advisors, (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Bank hereunder, and (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with the Bank.

                 (d) Notwithstanding any other provision in this Agreement, the Bank may at any time create a security interest in, or pledge, all or any portion of its rights under this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or 31 CFR Section 203.15, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         9.09 Set-off. In addition to any rights and remedies of the Bank provided by law, if an Event of Default exists or the Loans have been accelerated, the Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Bank to or for the credit or the account of the Company against any and all Obligations owing to the Bank, now or hereafter existing, irrespective of whether or not the Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. The Bank agrees promptly to notify the Company after any such set-off and application made by the Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         9.10 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         9.11 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         9.12 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Bank and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         9.13 Governing Law and Jurisdiction.

                 (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF

THIS AGREEMENT, EACH OF THE COMPANY AND THE BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY AND THE BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY AND THE BANK EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

         9.14 Waiver of Jury Trial. THE COMPANY AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.




DREYER'S GRAND ICE CREAM, INC.

By:  /s/  WILLIAM C. COLLETT
     -------------------------
Name:  William C. Collett
Title: Treasurer




BANK OF AMERICA NATIONAL TRUST
     AND SAVINGS ASSOCIATION


By:  /s/  MICHAEL J. DASHER
     -------------------------
Name:  Michael J. Dasher
Title: Vice President

         NOTICES (OTHER THAN NOTICES OF BORROWING AND NOTICES
           OF CONVERSION/CONTINUATION):
         Bank of America National Trust and Savings Association
         555 California St., 41st Floor
         San Francisco, California 94104
         Attention:  M.J. Dasher
         Telephone: (415) 622-2126               Facsimile: (415) 622-4585

         DOMESTIC LENDING OFFICE:

         1850 Gateway Boulevard
         Fourth Floor
         Concord, California 94520
         Attention:  Ms. Annie Loo
         Telephone:  510/673-7337
         Facsimile:  510/675-7531

                                   Exhibit A

                              Notice of Borrowing

                         DREYER'S GRAND ICE CREAM, INC.


                                                      Date:  _____________, 1994

To:      Bank of America National Trust and Savings Association

Re: Credit Agreement dated as of May 6, 1994 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") between Dreyer's Grand Ice Cream, Inc. and Bank of America National Trust and Savings Association


Ladies and Gentlemen:

The undersigned Dreyer's Grand Ice Cream, Inc. (the "Company") refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified herein:

1.       The Business Day of the proposed Borrowing is ______________, 1994.

2.       The aggregate amount of the proposed Borrowing is $____________.

3.       The Borrowing is to be a [Base Rate] [Same Day Rate] Loan.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

(b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.


DREYER'S GRAND ICE CREAM, INC.


By:  _________________________
Name:
Title:

                                   Exhibit B

                       Notice of Conversion/Continuation

                            DREYER'S GRAND ICE CREAM

                                                       Date:  ____________, 1994

To:      Bank of America National Trust and Savings Association

Re: Credit Agreement dated as of May 6, 1994 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") between Dreyer's Grand Ice Cream, Inc. and Bank of America National Trust and Savings Association

Ladies and Gentlemen:

The undersigned, Dreyer's Grand Ice Cream, Inc. (the Company), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1.       The date of the [conversion] [continuation] is ____________, 199_.

2. The aggregate amount of the Loans [converted] is $___________ or [continued] is $_________________.

3. The Loans are to be [converted into] [continued as] [Same Date Rate] [Base Rate] Loans.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

(b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].


DREYER'S GRAND ICE CREAM, INC.


By:  __________________________
Name:
Title:

                                   EXHIBIT C


                              Opinion of Counsel



                                  May 6, 1994



Bank of America N.T. & S.A.
555 California Street
San Francisco, CA 94104

Gentlemen:

         We have acted as counsel to Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), in connection with the Credit Agreement dated May 4, 1994 (the "Credit Agreement"), by and between the Company and Bank of America N.T. & S.A. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Credit Agreement. This opinion is rendered pursuant to Section 4.01(c) of the Credit Agreement.

         The Company has entered into a Stock and Warrant Purchase Agreement with Nestle Holdings, Inc. dated of even date herewith (the "Nestle Agreement"), pursuant to which, among other things, the Company will issue three million (3,000,000) shares of common stock of the Company and warrants exercisable for an additional two million (2,000,000) shares. The Company has also authorized a program to repurchase shares of common stock of the Company with funds of up to one hundred and six million dollars ($106,000,000) (the "1994 Stock Repurchase Program").

         We have examined executed copies of the Credit Agreement. We have also examined such other documents and certificates of public officials and representatives of the Company as we have deemed necessary as a basis for the opinions expressed herein. With respect to factual matters not within our actual knowledge, we have made no independent investigation but have relied solely upon factual recitals set forth in the Credit Agreement and in other documents which we have reviewed and upon the officer's certificate and the certificates of appropriate public officials referred to above.

         We have assumed the genuineness of all signatures and documents submitted as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural persons, and as to documents executed by entities other than the Company or its Subsidiaries, that each such entity has complied with any applicable requirement to file returns and pay taxes under the California Franchise Tax law and had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

         Based on the foregoing and subject to the qualifications set forth below, it is our opinion that:

         1. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly

Bank of America N.T. & S.A.
May 6, 1994
Page ii

qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification (except in such jurisdiction or jurisdictions where a failure to do any or all of the above would not have a Material Adverse Effect.

         2. The Company has full corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and the Nestle Agreement. Each of the Company and its Subsidiaries has full corporate power and authority to own its property and to carry on its business in the manner currently conducted.

         3. The Credit Agreement and the Nestle Agreement have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company.

         4. The Credit Agreement and the Nestle Agreement are valid and binding obligations of the Company, enforceable in accordance with their respective terms.

         5. Execution and delivery of the Credit Agreement and the Nestle Agreement, performance by the Company of its obligations under such agreements, and the performance by the Company of its 1994 Stock Repurchase Program, do not violate the Certificate of Incorporation or by-laws of the Company, or any applicable law or regulation or any order of court or arbitrator known to us and specifically directed to the Company or its Subsidiaries, or, except as set out in Schedule 5.02 to the Credit Agreement, result in a material breach of, or default under, the provisions of any material contract known to us by which the Company or its Subsidiaries is bound.

         6. To our knowledge, there are no actions, suits or proceedings pending or overtly threatened against the Company or its Subsidiaries before any court or administrative agency which (i) affect or pertain to the Credit Agreement or the transactions contemplated thereby, or (ii) if determined adversely, would reasonably be expected to have a Material Adverse Effect.

         7. To our best knowledge at the date hereof, all conditions to Closing under the Nestle Agreement would be met at the date hereof, except for:
(i) the condition set forth in Section 1.4(a)(ii) of the Nestle Agreement, and
(ii) the execution and delivery at the Closing under the Nestle Agreement of those documents, in the form attached to the Nestle Agreement (if so attached), described in Sections 1.4(b)(vi)-(xii) and Sections 1.4(c)(iv)-(vi) (inclusive) of the Nestle Agreement; provided, however, that we express no opinion as to the condition set forth in Section 1.4(c)(i) of the Nestle Agreement.

         8. To our knowledge, neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or extending credit for the purpose of purchasing or carrying Margin Stock.

Bank of America N.T. & S.A.
May 6, 1994
Page iii


         9. All shares of common stock of the Company to be repurchased by the Company as part of its 1994 Stock Repurchase Program will be retired by the Company upon repurchase and therefore any such repurchased shares would not be Margin Stock.

         10. We have advised the Company or have arranged for the Company to receive advice from other competent counsel in connection with the following Requirements of Law, which advice we deemed necessary or prudent to fully advise the Company regarding (a) its obligations under and the legal effects of entering into and performing the Nestle Agreement, and (b) the Company's commencement and performance of its 1994 Stock Repurchase Program:

                 Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended

                 Clayton Act of 1914, as amended

                 Delaware General Corporation Law regarding director's duties and general corporate governance

                 Section 13(e) of the Securities Exchange Act of 1934, as amended, and Rule 10b-18 promulgated under such act

         The opinions set forth above are subject to the following qualifications:

         (a) The enforceability of the Company's obligations under the Amendment and the Credit Agreement are subject to the effect of any applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or similar law affecting creditor's rights generally, to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), to the requirement that any actions taken or determinations made by the Bank be consistent with the implied covenant of good faith and fair dealing and the Bank's obligation to act in a commercially reasonable manner in exercising any rights and remedies.

         (b) Whenever a statement herein is qualified by "known to us," "to our knowledge," or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein.

         We express no opinion as to any matter other than as set forth above. Further, we express no opinion on the laws of any jurisdiction other than the State of California, the federal law of the United States of America and the corporate law of the State of Delaware.

         The opinions expressed herein are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion.

Bank of America N.T. & S.A.
May 6, 1994
Page iv

         This opinion is rendered solely for your use in connection with the transaction described above and may not be relied upon by any other person for any purpose without our prior written consent.

                                                   Very truly yours


                                                   MANWELL & MILTON


                                                   By
                                                     Edmund R. Manwell

EXHIBIT

Exhibit A - Notice of Borrowing

Exhibit B - Notice of Conversion/Continuation

Exhibit C - Opinion of Counsel

SCHEDULE

Schedule 5.02 - Conflicting Contractual Obligations

Schedule 5.13 - Subsidiaries

                                 SCHEDULE 5.02
                                       to
                                CREDIT AGREEMENT
                               dated May 6, 1994



                      CONFLICTING CONTRACTUAL OBLIGATIONS


1. Steve's New York Store Door Distribution Agreement, dated November 20, 1992, between Steve's Homemade Ice Cream, Inc. and Edy's Grand Ice Cream.

2. Steve's National Distribution Agreement, dated November 20, 1992, between Steve's Homemade Ice Cream, Inc. and Edy's Grand Ice Cream.

3. Dolly Madison New York Store Door Distribution Agreement, dated November 20, 1992, between Calip Dairies, Inc. and Edy's Grand Ice Cream.

                                 SCHEDULE 5.13
                                       to
                                CREDIT AGREEMENT
                               dated May 6, 1994



A.  Name and Jurisdiction of Incorporation of Subsidiaries
    ------------------------------------------------------

                                            Jurisdiction of
    Name                                    Incorporation
    ----                                    -------------
    Edy's Grand Ice Cream                   California


    Edy's of Illinois, Inc.                 Illinois


    Polar Express Systems                   Kentucky
    International, Inc.


    Dreyer's International, Inc. [FSC]      Virgin Islands


B.  Ownership Interests
    -------------------

                                            Type of
     Name                                   Entity
     ----                                   ---------
     M-K-D Distributors Inc.                Corporation

     DSD Partnership                        General Partnership

     Kabushiki Kaisha Dreyer's Japan        Limited Liability Stock Company

     Yadon Enterprises, Inc.                Corporation